Exhibit 99.(a)(2)(iii)

Amendment to Designation of

Series of Shares of Beneficial Interest of

American Beacon Funds

Pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the American Beacon Funds (the “Trust”) dated August 20, 2019 (“Trust Instrument”), by resolution dated November 2, 2022, the Trust’s Board of Trustees (the “Board”) renamed the American Beacon Frontier Markets Income Fund, a series of the Trust, to the American Beacon Developing World Income Fund (the “Fund”). The Fund was originally created as a new series of the Trust on March 7, 2013, as the American Beacon Global Evolution Frontier Markets Debt Fund. The name of the Fund was subsequently changed to the American Beacon Global Evolution Frontier Markets Income Fund on November 12, 2013, and thereafter the American Beacon Frontier Markets Income Fund on June 6, 2018.

The Fund and its shares of beneficial interest (“Shares”) are designated as follows:

1.	There are no changes to the Classes of Shares of the Fund and they will continue to be designated as the R5 Class Shares (formerly known as the Institutional Class), Investor Class Shares, Y Class Shares, A Class Shares and C Class Shares. Each class of Shares has the same rights and obligations, except as provided in the Trust Instrument, the Fund’s Registration Statement on Form N-1A (“Registration Statement”) or by resolution adopted by the Board. The Fund’s Shares shall be offered for sale and redeemed on the terms set forth in the Trust’s Registration Statement.

2.	All rights and preferences of the Fund and the Shares are as set forth in the Trust Instrument dated August 20, 2019 and the Amended and Restated Bylaws of the Trust dated August 20, 2019.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 4th day of January, 2023.

/s/ Gilbert G. Alvarado	/s/ Joseph B. Armes
Gilbert G. Alvarado	Joseph B. Armes

/s/ Gerard J. Arpey	/s/ Brenda A. Cline
Gerard J. Arpey	Brenda A. Cline

/s/ Eugene J. Duffy	/s/ Claudia A. Holz
Eugene J. Duffy	Claudia A. Holz

/s/ Douglas A. Lindgren	/s/ Barbara J. McKenna
Douglas A. Lindgren	Barbara J. McKenna
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